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                                                                    EXHIBIT 10.5

                           INDEMNIFICATION AGREEMENT

          THIS AGREEMENT is made and entered into this 16th day of July, 1998 by, and between Neuron Data Inc., a California corporation (the "Corporation),
and             ("Indemnitee") and is to be effective as of the time Indemnitee first provided service to the Corporation as an officer, director, employee or agent of the Corporation or the earliest time permissible under the California General Corporation Law, as amended (the "Code").

                                   RECITALS:

          A. Indemnitee, an agent, officer and/or director of the Corporation, performs a valuable service in such capacity for the Corporation; and

          B. The Amended and Restated Articles of Incorporation and Bylaws of the Corporation authorize and permit contracts between the Corporation and its agents, officers and directors with respect to indemnification of such agents, officers and directors; and

          C. In accordance with the authorization as provided by Code, the Corporation may purchase and maintain a policy or policies of Directors and Officers Liability Insurance (D & O Insurance"), coveting certain liabilities which may be incurred by its directors and officers in their performance as directors or officers of the Corporation; and

          D. As a result of developments affecting the terms, scope and availability of D & O Insurance, there exists general uncertainty as to the extent of protection afforded members of the Board of Directors and officers by such D & O Insurance and by statutory and Bylaw indemnification provisions; and

          E. In order to induce Indemnitee to continue to serve as a director and/or an officer of the Corporation, the Corporation has determined and agreed to enter into this contract with Indemnitee;

          NOW, THEREFORE, in consideration of Indemnitee's continued service as an officer and/or director after the date hereof, the parties hereto agree as follows:

          1. Indemnity of Indemnitee. The Corporation shall hold harmless and indemnify Indemnitee to the fullest extent authorized by the provisions of the Code, as it may be amended from time to time.

          2. Additional Indemnity. Subject only to the limitations set forth in
Section 3 hereof and specific limitations on indemnity in the Code, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

               (a) against any and all expenses (including attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to

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be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

               (b) otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the Amended and Restated Articles of Incorporation and Bylaws of the Corporation and the Code.

          3. Limitations on Additional Indemnity.

               (a) No indemnity pursuant to Section 2 hereof shall be paid by the Corporation for any of the following:

                    (i) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which the Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by the Corporation;

                    (ii) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                    (iii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                    (iv) on account of Indemnitee's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

                    (v) on account of any action, claim or proceeding (other than a proceeding referred to in Section 8(b) hereof) initiated by the Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors;

                    (vi) on account of Indemnitee's conduct which is the subject of an action, suit or proceeding described in Section 7(c)(ii) hereof; or

                    (vii) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

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               (b)  In addition to those limitations set forth above in
paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of the Corporation shall be paid by the Corporation for any of the following:

                    (i) on account of acts or omissions that Indemnitee believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence in good faith on the part of Indemnitee;

                    (ii) with respect to any transaction from which Indemnitee derived an improper personal benefit;

                    (iii) on account of acts or omissions that show a reckless disregard for Indemnitee's duty to the Corporation or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing a director's or an officer's duties, of a risk of serious injury to the Corporation or its shareholders;

                    (iv) on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Indemnitee's duty to the Corporation or its shareholders;

                    (v) to the extent prohibited by the Code, including but not limited to Section 310 of the California Corporations Code, "Contracts In Which Director Has Material Financial Interest" and Section 316 of the California Corporations Code, "Corporate Actions Subjecting Directors To Joint And Several Liability" (for prohibited distributions, loans and guarantees);

                    (vi) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of Indemnitee's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

                    (vii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

                    (viii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

          4. Contribution. If the indemnification provided in Sections 1 and 2 hereof is unavailable by reason of a Court decision described in subsection 3(a)(vii) hereof based on grounds other than any of those set forth in subsections 3(a)(ii) through (vi)hereof or in subsections 3(b)(i) through (v) hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys' fees"), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and Indemnitee on

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the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement mounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, frees or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

          5. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall be deemed binding upon the Corporation from the time Indemnitee first provided service to the Corporation as a director, officer, employee or agent of the Corporation, shall continue during the period Indemnitee is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or an officer of the Corporation or serving in any other capacity referred to herein.

          6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

               (a) The Corporation will be entitled to participate therein at its own expense;

               (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election so as to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own, separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless: (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action and shall have notified the Corporation of the same or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in

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each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

               (c) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

          7. Advancement and Repayment of Expenses.

               (a) In the event that Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses; and

               (b) Indemnitee agrees that Indemnitee will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled, under applicable law, the Bylaws, this Agreement or otherwise, to be indemnified by the Corporation for such expenses.

               (c) Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of Indemnitee's duty to the Corporation or its shareholders.

          8. Enforcement.

               (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue as a director and/or an officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

               (b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

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          9. Subrogation. In the event of payment under this agreement, the
Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

          10. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Corporation's Articles of Incorporation or Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

          11. Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

          12. Separability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

          13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

          14. Binding Effect. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

          15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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          IN WITNESS WHEREOF, the parties hereto have executed this
Indemnification Agreement on and as of the day and year first above written.

                                    NEURON DATA,


                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title:

                                    INDEMNITEE


                                    By:
                                        ---------------------------------------

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